Exhibit No. 4.1 (h)

                                        WAIVER dated as of January 13, 2003 to
                                        the Amended and Restated Credit
                                        Agreement dated as of September 10, 2002
                                        (the "Agreement") by and between Global
                                        Payment Technologies, Inc., a Delaware
                                        corporation (the "Company") and JPMorgan
                                        Chase Bank, a New York banking
                                        corporation (the "Lender").

WHEREAS, the Company has requested the Lender to waive compliance with certain provisions of the Agreement to the extent set forth below;

WHEREAS, the Lender has agreed, subject to the terms and conditions of this WAIVER, to waive compliance with certain provisions of the Agreement to the extent set forth below;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1. Waiver of Article VI. Affirmative Covenants. Section 6.03. Financial Statements, Reports, etc.

      Compliance with Section 6.03. (a) of the Agreement is hereby waived for the fiscal year ended September 30, 2002 to permit the late receipt by the Lender of (1) the audited consolidated financial statements of the Company for the fiscal year ended September 30, 2002, accompanied by the unqualified opinion of the Auditor and (2) the unaudited consolidating financial statements of the Company for such fiscal year, each of which were required to be delivered to the Lender no later than December 31, 2002 provided, however, such financial statements are received by the Lender, in the form required pursuant to Section 6.03. (a), no later than January 17, 2003.

      Compliance with Section 6.03. (c) of the Agreement is hereby waived for the fiscal year ended September 30, 2002 to permit the late receipt by the Lender of the certificate of non-default of the Chief Financial Officer of the Company with respect to the fiscal year ended September 30, 2002, which certificate was to be delivered to the Lender no later than December 31, 2002 provided, however, such certificate is received by the Lender no later than January 17, 2003.

      Compliance with Section 6.03. (d) of the Agreement is hereby waived for the fiscal year ended September 30, 2002 to permit the late receipt by the Lender of the certificate of non-default of the Auditor with respect to the fiscal year ended September 30, 2002 provided, however, such certificate is received by the Lender no later than January 17, 2003.

2.    Waiver of Article VII. Negative Covenants. Section 7.13. Financial
      Covenants.

      Compliance with Section 7.13. (a) of the Agreement is hereby waived for the fiscal year ended September 30, 2002 to permit Consolidated Tangible Net Worth to be less than $17,500,000 as of the fiscal year ended September 30, 2002 provided, however, Consolidated Tangible Net Worth was not less than $16,540,000 as of such fiscal year end.

      Compliance with Section 7.13. (d) of the Agreement is hereby waived for the fiscal year ended September 30, 2002 to permit Consolidated Interim EBIT to be less than ($500,000) for the fiscal quarter ended September 30, 2002 provided, however, Consolidated Interim EBIT was not less than ($1,766,000) for the fiscal quarter ended September 30, 2002.

      Compliance with Section 7.13. (f) of the Agreement is hereby waived for the fiscal year ended September 30, 2002 to permit the ratio of Consolidated Quick Assets to Consolidated Current Liabilities to be less than 1.70 to 1.0 as of the fiscal year ended September 30, 2002 provided, however, such ratio was not less than 1.13 to 1.0 as of such fiscal year end.

This WAIVER shall be construed and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of law.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

Except as expressly waived, amended or consented to hereby, the Agreement shall remain in full force and effect in accordance with the original terms thereof and is ratified and confirmed.

The agreements herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Agreement or any Default or Event of Default which may occur or may have occurred under the Agreement including, without limitation, the Existing Financial Covenant Violations (as hereinafter defined) and all rights and remedies of the Lender with respect thereto are hereby expressly reserved and may be enforced or exercised at any time and from time to time, all as more fully set forth in the reservation of rights letter dated December 3, 2002 from the Lender to the Company, which has been acknowledged by the Company and the Guarantors.

The Company hereby represents and warrants that, after giving effect to this WAIVER, (1) no Default or Event of Default exists under the Agreement or any other related document other than an Event of Default solely attributable to the failure of the Company to comply with Sections 7.13. (a), (c), (d), and (f) solely during the period commencing October 1, 2002 and thereafter (the "Existing Financial Covenant Violations") and (2) the representations and warranties contained in Article IV. of the Agreement are true and correct as of the date hereof as if made on the date hereof (unless limited to an earlier date, in which event they shall be true as of such earlier date) after giving effect to this WAIVER with the exception of the representation and warranty set forth in Section 4.14. of the Agreement solely as it relates to the Existing Financial Covenant Violations.

Please be advised that should there be a need for further amendments or waivers with respect to these covenants or any other covenants, those requests shall be evaluated by the Lender when formally requested, in writing, by the Company.

This WAIVER may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one WAIVER. This WAIVER shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Lender.

IN WITNESS WHEREOF, the Company and the Lender have caused this WAIVER to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                 GLOBAL PAYMENT TECHNOLOGIES, INC.

                                 By:
                                     -------------------------------------------
                                 Name:  Thomas McNeill
                                 Title: Vice President & Chief Financial Officer

                                 By:
                                     -------------------------------------------
                                 Name:  Thomas Oliveri
                                 Title: Chief Operating Officer


                                 JPMORGAN CHASE BANK

                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title: Vice President

                                     CONSENT

The undersigned, not a party to the Agreement but a "Guarantor" under an Amended and Restated Limited Corporate Guaranty executed by the undersigned in favor of the Lender, hereby accepts and agrees to the terms of the WAIVER contained herein and further acknowledges that its Limited Corporate Guaranty is in full force and effect and is ratified and confirmed.

                                        ABACUS FINANCIAL MANAGEMENT
                                        SYSTEMS LTD. USA


                              By:
                                 -----------------------------------------------
                                 Name:  Thomas McNeill
                                 Title: Vice President & Chief Financial Officer


                                 By:
                                    --------------------------------------------
                                 Name:  Thomas Oliveri
                                 Title: Chief Operating Officer